UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 7, 2021

PAYA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-819881	85-2199433
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

 303 Perimeter Center North, Suite 600, Atlanta, Georgia 30346

(Address of principal executive offices) (Zip Code)

(800) 261-0240

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	PAYA	The Nasdaq Capital Market
Warrants to purchase common stock	PAYAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

The Board of Directors of Paya Holdings Inc. (the “Company”) has established May 26, 2021 as the date of the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). The 2021 Annual Meeting will be held virtually by means of remote communication.

Shareholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in the proxy materials to be distributed in connection with the 2021 Annual Meeting, or who intend to propose any resolution at the 2021 Annual Meeting, but do not wish to include it in the proxy materials, must submit their proposals or provide notice of such proposals, as applicable, in writing to the Company by the close of business on April 17, 2021. Proposals and notices must comply with the specific requirements set forth in the Company’s bylaws and must be sent to the Company’s General Counsel and Secretary at 303 Perimeter Center North, Suite 600, Atlanta, Georgia 30346.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2021	PAYA HOLDINGS INC.

	By:	/s/ Glenn Renzulli
	Name:	Glenn Renzulli
	Title:	Chief Financial Officer

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